EXHIBIT 99.1

Merkert American Completes Merger With Richmont

CANTON, Mass., Aug. 19 /PRNewswire/ -- Merkert American Corporation (Nasdaq:
MERK-news), today announced that it has completed its merger with Dallas, Texas-based Richmont Marketing Specialists Inc. ("Richmont") following a special meeting of shareholders. As previously announced, Merkert American has changed its name to Marketing Specialists Corporation ("Marketing Specialists") concurrently with the merger in order to capitalize on extensive brand name identity and to more accurately describe the combined company's business. The combined entity had 1998 proforma revenues of $439 million. The Company has commenced the process of changing its Nasdaq symbol to "MKSP".

Under the terms of the transaction, the stockholders of Richmont received 6.7 million shares of Merkert American common stock. In addition, Merkert American granted options to purchase 800,000 shares of common stock at an exercise price of $13.50 per share, to employees and directors joining the new entity from Richmont.

Ronald Pedersen, Chairman of Richmont, becomes Chairman of the combined company. Mr. Pedersen stated, "We are very pleased to receive the support of our shareholders for the transaction. We are more convinced than ever that bringing our two companies together is the proper strategic move for the Company. The continuing rapid consolidation among retailers, the trend towards centralized purchasing, the increasing importance of alternate channels in retailing -- all point to the need to be able to offer both our manufacturers and customers seamless coast-to-coast coverage."

Gerald Leonard continues the responsibilities of President and Chief Executive Officer of the combined company. Bruce Butler assumes the position of Chief Operating Officer of the combined company.

Mr. Leonard declared, "We are extremely excited about the strength and depth that our combined organization will bring to the marketplace. In Richmont, we identified a partner who complements our already extensive geographic coverage and adds value to our sales and marketing organization."

Mr. Leonard added, "We are working extremely hard to blend the best talents of the two companies into a single organizational structure. Together, we are now pursuing national business from manufacturers and intend to grow Marketing Specialists with new national and retailer-specific contracts."

The Company expects to incur substantial restructuring charges in the third quarter of 1999 in connection with the merger and integration.

In addition to adopting the Agreement and Plan of Merger, the shareholders approved the change of the Company's name to "Marketing Specialists Corporation" and approved an Amendment to Merkert American's Amended and Restated 1998 Stock Option and Incentive

Plan. A proposal to change the structure and classification of the Board of Directors from two to three classes with staggered three year terms was not adopted. In connection with the merger, the Company also amended its credit agreement with First Union National Bank.

Marketing Specialists Corporation (f/k/a Merkert American Corporation) provides outsourced sales, marketing and merchandising services to manufacturers of food and other consumer products. Marketing Specialists is one of the two largest food brokers in the United States.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of Marketing Specialists Corporation (f/k/a Merkert American). Actual events, performance and results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. The factors which may cause such differences include, among other things, 'Marketing Specialists Corporation's ability to consummate any of the transactions contemplated by the letters of intent to which Marketing Specialists Corporation is a party; Marketing Specialists Corporation's ability to successfully integrate any future and past acquisitions; principal realignment as a result of the merger or consolidation of the food brokerage industry; the competitive environment; and general economic conditions. For further information, please refer to the Company's filings with the Securities and Exchange Commission.